Exhibit 10.2

AMENDMENT TO ROCKDALE RESOURCES CORPORATION
CONVERTIBLE SECURED PROMISSORY NOTES

This Amendment to Rockdale Resources Corporation Convertible Secured Promissory Notes (the “Amendment”) is entered by and between Petrolia Energy Corporation, formerly Rockdale Resources Corporation, a Texas corporation (the “Company’) and Rick Wilber (“Holder”), effective for all purposes as of July 6, 2017 (the “Effective Date”).

WHEREAS, the Company and the Holder previously signed and entered into a Convertible Secured Promissory Note on June 17, 2013, in the original principal amount of $350,000.00; and

WHEREAS, the Company and the Holder previously signed and entered into an Amended and Restated Convertible Secured Promissory Note on December 30, 2013, in the original principal amount of $200,000.00; and

WHEREAS, the HOLDER is the current owner and holder of the above described two (2) Promissory notes (collectively, herein called the “Notes”); and

WHEREAS, the Company and the Holder previously executed an amendment to the convertible secured Promissory Notes dated June 30, 2016, extending the maturity of the notes to December 31, 2016 and modifying certain provisions of the Notes; and

WHEREAS, the Company and the Holder previously executed a second amendment to the convertible secured promissory Notes dated December 17, 2016 extending the maturity of the notes to June 30, 2017 and modifying certain provisions of the Notes.

NOW THEREFORE, for value received, the Company and the Holder hereby mutually agree to cancel the Notes, as amended, as more particularly set forth below:

1.
Cancellation of Notes.  In consideration of the Company granting 55,000 preferred shares at the value of $10.00 per share in the Company’s Series A Preferred Shares offering (representing $550,000.00 in total value) pursuant to the offering memorandum attached hereto and incorporated herein as Exhibit “A”, it is hereby mutually agreed by the parties that the Promissory Notes are hereby cancelled, and shall cease to be of any further force and effect with respect to unpaid principal balance and all accrued and outstanding interest or benefits due thereunder as of July 6, 2017.  It is further mutually agreed by the parties that any dividends or other payments due or to come due to the Holder as a result of his ownership of the Company’s Series A Preferred Shares (as described hereinabove) shall be deferred until such time as the Company’s Series A Preferred Shares received by the Holder pursuant to this Agreement are converted to common shares of stock and shall be paid out to the Holder in shares of common stock in the Company.

2.
Release.  The Holder hereby releases and forever discharge the Company, its officers, directors, employees successors, agents, heirs, personal representatives and assigns, if any, from any and all manner of actions, cause and causes of action, suits, debts, sums of money, accounts, reckonings, bonds, bills, agreements, liens or security interests, promises, damages, judgments, claims and demands whatsoever, in law or in equity, where known or unknown, arising out of or pertaining in any manner whatsoever to the Notes, including without limitation the execution and delivery thereof.

3.
Covenant Not to Sue.  The Holder agrees not to bring any claim, action, suit, or charge against the Company, its officers, directors, employees or agents on or pertaining to the matters covered and released by this Agreement, including but not limited to any claim, action, suit, or proceeding raised or that could have been raised relating or pertaining in any manner whatsoever to the Notes, including without limitation the execution and delivery thereof.

4.
Investigation.  Each of the parties has made such investigation of the facts pertaining to this Agreement, as it deems necessary. The parties hereto understand that if any fact with respect to any matter covered by this Agreement is found hereafter to be other than, or different from, the facts now believed by the parties to be true, each party hereto expressly accepts and assumes the risk of such possible difference in facts and agrees that this Agreement shall become and remain effective notwithstanding such different facts.

5.
Release of Unknown or Unsuspected Claims.  For the purpose of implementing a full and complete release and discharge, the Holder expressly acknowledges that the releases provided in this Agreement are intended to include in their scope and coverage, without limitation, any and all claims, complaints, charges or suits pertaining in any manner whatsoever to the Notes, including without limitation those claims, complaints, charges or suits which he does not know or suspect to exist in his favor at the time of execution hereof, which if known or suspected, could materially affect his decision to execute this Agreement. This Agreement contemplates the extinguishment of any and all such claims, complaints, charges or suits.

6.
Integration Clause.  This Agreement contains the entire agreement of the parties and supersedes any and all prior, written or oral, agreements among them concerning the subject matter of this Agreement. There are no representations, agreements, arrangements or understandings, oral or written, among the parties, relating to the subject matter of this Agreement that are not fully expressed herein.

7.
Other and Further Documents.  The parties shall take such actions and shall execute, deliver and file or record any such document as may be reasonable or necessary to effectuate the purposes and contents of this Agreement.

8.
Consultation with Counsel.  The parties represent and warrant that they have presented their counsel with this Agreement, that their counsel has had the opportunity to review this Agreement and that they are executing this Agreement of their own free will after having received advice from counsel regarding execution of this Agreement.

9.
Choice of Law. Jurisdiction and Venue.  This Agreement shall be governed by and construed in accordance with applicable internal Texas law, without regard to conflict of law rules or principles. If any party attempts to institute a legal proceeding to enforce or interpret the terms of this Agreement, or otherwise, such proceeding must be instituted and maintained exclusively in a court of appropriate subject matter jurisdiction in Houston, Harris County, Texas, and each party hereto expressly consents to the jurisdiction and venue of such court and waives any objections to such jurisdiction and venue in any action arising out of or pertaining in any manner whatsoever to this Agreement.

10.
Severability.  If any one or more of the provisions of this Agreement should be ruled wholly or partly invalid or unenforceable by a court or other government body of competent jurisdiction, then; (i) the validity and enforceability of all provisions of this Agreement not ruled to be invalid or unenforceable shall be unaffected; (ii) the effect of the ruling shall be limited to the jurisdiction of the court or other government body making the ruling; (iii) the provision(s) held wholly or partly invalid or unenforceable shall be deemed amended, and the court or other government body is authorized to reform the provision(s), to the minimum extent necessary to render them valid and enforceable in conformity with the parties' intent as manifested herein; and (iv) if the ruling and/or the controlling principle of law or equity leading to the ruling is subsequently overruled, modified, or amended by legislature, judicial, or administrative action, then the provision(s) in question as originally set forth in this Agreement shall be deemed valid and enforceable to the maximum extent permitted by the new controlling principle of law or equity.

11.
No Waiver.  The failure of any party to insist upon compliance with any of the provisions of this Agreement or the waiver thereof, in any instance, shall not be construed as a general waiver or relinquishment by such party of any other provision of this Agreement.

12.	Amendment. This Agreement may not be amended except by an instrument in writing, executed by the parties, and signed by each of the parties.

13.
Binding Effect.  The provisions of this Agreement shall be binding upon each of the parties and each of the parties' directors, officers, employees, shareholders, successors, agents, heirs, personal representatives and assigns, if any, and upon those who may assume any or all of the above-described capacities subsequent to the execution and effective date of this Agreement. The provisions of this Agreement shall inure to the benefit of each of the parties and each of the parties' directors, officers, employees, shareholders, successors, agents, heirs, personal representatives and assigns, if any.

14.
No Reliance.  Each of the parties represents and warrants that, except for the representations and warranties specifically set forth in this Agreement, in executing this Agreement, it does not rely, and has not relied, on any representation or statement made by any other party to this Agreement, on any representation or statement made anyone acting on behalf of any party to this Agreement, or any representation or statement made by any other person.

15.
No Assignment or Transfer of Action.  The Holder represents and warrants that he owns the Notes released hereby; that no other person or entity has any interest in such Notes; that he has not sold, assigned, conveyed or otherwise transferred any of the Notes (either in whole or in part) released hereby; and, that he has the sole right to settle and release such Notes. The Holder also represents and warrants that he has no knowledge of any claims held Company that are not released hereby.

16.	Attorneys' Fees and Costs. Except as may be expressly provided for herein, each of the Parties shall bear its own attorneys' fees and costs in connection with this Agreement.

17.	Authority. The undersigned natural persons executing this Agreement warrant and represent that they are duly authorized to do so and to bind the person or entity for which they sign.

18.
Construction.  Each party hereto has cooperated in the drafting and preparation of this Agreement. In any construction to be made of this Agreement, the same shall not be construed against any party on the ground that said party drafted this Agreement. This Agreement shall be deemed to have been executed and delivered within the State of Texas, and the rights and obligations of the Parties hereunder shall be construed and enforced in accordance with, and governed by, the laws of the State of Texas, in effect as of the date hereof.

19.
Multiple Counterparts.  This Agreement may be executed in multiple counterparts that shall become effective to the same extent as the original only when every party has signed and delivered a signed counterpart. For purposes of the execution of this Agreement, signature pages transmitted by facsimile or email shall be given the same weight and effect as, and treated as, original signatures.

COMPANY:

Petrolia Energy Corporation
By:  ____________________________
James Edward Burns, President
Date: July ____, 2017

HOLDER:

___________________________
Rick Wilber
Date: July ____, 2017

EXHIBIT “A”

SERIES A CONVERTIBLE 9% PREFERRED STOCK OFFERING